                                                                   EXHIBIT 10.12

                            [LETTERHEAD OF CALCOMP]



July 11, 1996


Mr. John J. Millerick
22 Putnam Road
Acton, MA 01720

Dear Mr. Millerick:

This letter is to confirm our offer of employment for the position of Senior Vice President, Chief Financial Officer reporting to me at our Anaheim facility. Your starting base salary will be $3,847 weekly with a $25,000 sign-on bonus. Your salary will be reviewed at twelve (12) month intervals. Presently, all merit reviews are conducted at the end of the third quarter of our fiscal year. We have a Management Incentive Compensation Plan and Stock Options Plan that are being recommended to our Board of Directors when we are a public company. The MICP Plan provides for a bonus opportunity at target of 40% and will be prorated for the year based on the number of months worked in 1996. However, in order for a partial payment of the MICP to be implemented, you must start work by August 15, 1996. The Stock Options Plan would offer 50,000 options the first year. The Stock Options Plan intent is to provide options that would be loaded heavily in the first year. The remainder of the options that are planned are 75,000 to be allocated in equal shares over a four year period subject to Board of Directors approval.

I have been told that an Employment Agreement will be approved by the Board. It will be two years in duration and provide one year of severance if other than for just cause. This will be approved by the Board of Directors at a later Board meeting.

The Company will arrange for the relocation of your family and household belongings under provisions of the Lockheed Martin Policy CPS-538. Your relocation costs will be covered up to $100,000, which also includes a home purchase offer. Temporary lodging, daily meal allowance (per diem) and car will be extended to you for one year. You will also be provided with two (2) round trips home each month during this one year period. You will be eligible for the relocation benefit during the first 18 months of your employment. Additionally, with respect to Section 10.0 Loss on Sale, in the Relocation Policy, capital improvements will be considered when calculating loss on sale.

If not either pre-arranged or completed, this offer of employment is contingent upon your satisfactorily passing a pre-employment physical examination, including a drug screen urinalysis. If you have any questions, please call Roberta Diebold at (714) 821-2294.

Employers are required to verify work authorization and identification for all new hires. We would appreciate your cooperation by bringing with you on the first day of employment documents to comply with this law.

John J. Millerick
July 11, 1996
Page 2



It is CalComp policy not to improperly use the intellectual property rights of others. You are requested not to bring or disclose any proprietary/confidential information of your former employers(s) to CalComp at any time.

Among the benefits you will enjoy as a full-time CalComp employee, subject to certain eligibility requirements and waiting periods, is a program of Company paid group insurance which provides for basic life as well as accidental death and dismemberment. Employee paid benefits eligible to you are comprehensive medical, dental and vision coverage for you and your eligible dependents, and a program of income protection in case of long-term disability. In addition, you may obtain supplemental life insurance coverage for yourself and your dependents. Other benefits include paid sick leave, 12 paid holidays per year, paid vacation, pension plan, thrift plan, credit union and college tuition support programs. You will be entitled to three (3) weeks of vacation per year. Extra time will be granted by mutual agreement between you and me. Unfortunately, the plan document for the Lockheed Savings Plan Plus requires you to wait 12 months before being eligible to contribute, and this cannot be waived.

It is a pleasure to make you this offer to join CalComp. We look forward to your association with the Company and know you will find it both personally and professionally rewarding.

Please sign below and return this letter to us indicating your acceptance and start date. An additional copy is included for your records.

Sincerely,


/s/ GARY LONG
-------------
    Gary Long
    President

ved
Enclosure


                /s/ JOHN J. MILLERICK                         8-12-96
                ---------------------                   ------------------
                    John J. Millerick                        Start Date

                [President's Stamp]

                            [LETTERHEAD OF CALCOMP]



July 12, 1996


Mr. John Millerick
22 Putnam Road
Acton, MA 01720

Dear John:

The following is provided as an addendum to my letter to you of July 11 and specifically addresses your interest in adding a severance clause to our offer letter.

        If, prior to the expiration of the two-year term of this agreement, employee's employment is terminated by the company other than for cause or due to death or disability, the company shall provide employee the following:

        a. One year's base salary plus one year's MICP at 100% in a lump sum in cash within thirty (30) days of the date termination.

        b. One year's benefits continuation as currently provided for company officers.

        c. Payment for executive out-placement services with the cost not to exceed ten percent (10%) of employee's annual base salary. Payment to be made as billed by the provider.

Please acknowledge acceptance of this addendum by signing below and returning the signed copy to me.

Regards,


/s/ GARY R. LONG
----------------
    Gary R. Long

Accepted: /s/ JOHN J. MILLERICK                             7-12-96
          ----------------------                        ----------------
          /s/ John J. Millerick                               Date

          [Stamp of President]

                             [LOGO OF THE COMPANY]

                           INTEROFFICE COMMUNICATION


TO:       JOHN MILLERICK                        IOC NO.:  96-AMEND

FROM:     KEVIN COLEMAN                         DATE:     AUGUST 16, 1996

SUBJECT:  AMENDMENT                             MS/EXT:   17/2622


This is an amendment to your offer of employment dated July 11, 1996. CalComp will reimburse you for COBRA payments through December 1996. All other conditions remain the same as stated in the previous letter.


Sincerely,


/s/ KEVIN COLEMAN
-----------------
    Kevin Coleman
    Director
    Human Resources

                            [LOGO OF CALCOMP INC.]


                           INTEROFFICE COMMUNICATION


TO:         John Millerick                  IOC NO.:

FROM:       Kevin Coleman                   DATE:      November 21, 1996

SUBJECT:    ADDENDUM TO OFFER LETTER        MS/EXT.:   28/2622


The following is provided as an addendum to your offer letter dated July 11, 1996 and is specifically related to the relocation benefit you were offered.

Your relocation maximum benefit will be increased to $140,000. Temporary lodging, daily meal allowance (per diem), and car allowance will be extended to you for two years. You will also be provided with two round trips home each month during this two year period. You will be eligible for the relocation benefit during the first 30 months of employment.


/s/ KEVIN COLEMAN

Kevin Coleman
Director
Human Resources

cc:  G. Long



Accepted:      /s/ JOHN J. MILLERICK               11/21/96
            ---------------------------------   --------------
             John J. Millerick                   Date

                               [LOGO OF CALCOMP]


                           INTEROFFICE COMMUNICATION


TO:      JOHN MILLERICK                         IOC NO.:

FROM:    KEVIN COLEMAN                          DATE:     DECEMBER 1, 1997

SUBJECT: ADDENDUM TO OFFER LETTER               MS/EXT.:  28/2622


The following is provided as an addendum to your offer letter dated July 11, 1996 and an addendum that was written on November 21, 1996, and is specifically related to the relocation benefit you were offered.

Your relocation maximum benefit is increased to $450,000.


/s/ KEVIN COLEMAN
Kevin Coleman
Vice President
Human Resources

cc:  J. Batterton


/s/ JOHN J. MILLERICK                                12/1/97
------------------------------------                 -------------------
Accepted: John J. Millerick-Sr. Vice President       Date
and Chief Financial Officer

                            [LETTERHEAD OF CALCOMP]

                           INTEROFFICE COMMUNICATION


TO:           John Millerick             IOC NO.:

FROM:         Kevin Coleman              DATE:      July 31, 1998

SUBJECT:      ADDENDUM TO OFFER LETTER   MS/EXT.:   28/2622


The following is provided as an addendum to my letter to you of July 31, 1998 and specifically addresses your interest in adding a severance clause to your addendum letter.


     If, prior to the expiration of the twelve month term of this agreement, employee's employment is terminated by the company other than for cause or due to death or disability, the company will provide the employee the following:



     a. One year's base salary plus one year's MICP at 100% in a lump sum (minus applicable taxes) in cash within thirty (30) days of the termination.

     b. One year's benefits continuation as currently provided for company officers.

     c. Payment for executive out-placement services with the cost not to exceed ten percent (10%) of employee's annual base salary. Payment to be made as billed by the provider.


Please acknowledge acceptance of this addendum by signing below and returning the signed copy to me.


Kevin Coleman
Vice President
Human Resources

cc:  J. Batterton


Accepted:
          ----------------------------------    --------------
          John J. Millerick                     Date

                            [LETTERHEAD OF CALCOMP]

                           INTEROFFICE COMMUNICATION


TO:           John Millerick             IOC NO.:

FROM:         Kevin Coleman              DATE:      July 31, 1998

SUBJECT:      ADDENDUM TO OFFER LETTER   MS/EXT.:   28/2622


The following is provided as an addendum to your offer letter dated July 11, 1996 and addendums dated November 21, 1996 and December 1, 1997 and is specifically related to the relocation benefit you were offered. You will be eligible for relocation benefits for the first forty-two months of employment.

Temporary lodging, daily meal allowance(per diem), and car allowance will be extended to you for one additional year beginning August 12, 1998. You will also be provided with two round trips home each month during this one year period. Specifics to this agreement include:

-The purchase of your temporary household furniture for CalComp will result in a substantial savings for the company and is an excellent idea. It should be noted, however, that even though you are making this purchase and being reimbursed this expense plus gross-up, the furniture purchased from the furniture rental company is CalComp property. You will have the right, at your option, to purchase certain pieces at original cost.

-The reimbursement for upgrade certificates for your personal travel to and from Boston should be reduced to once a month.

-To capture the resulting cost savings, please exchange your full-size rental car for a mid-size rental.

-Going forward your per diem will be up to $25.00 a day while on temporary housing.

Please indicate your acceptance of the above modifications to your temporary housing agreement by signature below and return to me at your convenience.


Kevin Coleman
Vice President
Human Resources

cc:  J. Batterton
     T. Powell


Accepted:
          ----------------------------------    --------------
          John J. Millerick                     Date